                                                                       EXHIBIT E

                         AGREEMENT RE JOINT FILING OF
                                 SCHEDULE 13D
                                 ------------

The undersigned hereby agrees as follows:

          (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii) Each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

          As to BA Bank, signing resolutions are incorporated by reference to
Schedule 13G Amendment #2 relating to Anaren Microwave, Inc. filed by BA Bank. As to BAC, signature authority is included as Exhibit F.

Dated: October 8, 1998


                         CONTINENTAL ILLINOIS VENTURE CORPORATION


                         By: /s/ Robert F. Perille
                             ---------------------
                         Print Name: Robert F. Perille
                         Its:  Managing Director


                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION


                         By: /s/ Vernice R. Palmer
                             ---------------------
                         Print Name: Vernice R. Palmer
                         Its: Counsel


                         BANKAMERICA CORPORATION


                         By: /s/ Vernice R. Palmer
                             ---------------------
                         Print Name: Vernice R. Palmer
                         Its: Counsel

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                         MIG PARTNERS VIII
                         By: /s/ Robert F. Perille
                             ---------------------
                         Print Name: Robert F. Perille
                         Its: General Partner


                         /s/ Sheryl E. Bartol
                         --------------------
                         Sheryl E. Bartol


                         /s/ Matthew W. Clary
                         --------------------
                         Matthew W. Clary


                         /s/ Andrea P. Joselit
                         ---------------------
                         Andrea P. Joselit


                         /s/ Jeffery M. Mann
                         -------------------
                         Jeffrey M. Mann


                         /s/ Jason A. Mehring
                         --------------------
                         Jason A. Mehring


                         /s/ Dennis P. McCrary
                         ---------------------
                         Dennis P. McCrary


                         /s/ Robert F. Perille
                         ---------------------
                         Robert F. Perille